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                                                                    EXHIBIT 99.1

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                       MORTGAGE AND EQUITY LOAN PORTFOLIO

                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)

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
                                                                                              OTHER
                          RESIDENTIAL     MULTI-     SHOPPING     OFFICE      COMMERCIAL/     INCOME                  % OF
         STATE             1-4 UNITS      FAMILY     CENTERS     BUILDINGS    INDUSTRIAL     PROPERTY     TOTAL      TOTAL
         -----            -----------    --------    --------    ---------    -----------    --------    --------    ------
California(1)..........    $ 6,750.8     $1,196.5     $ 72.1      $ 146.0       $ 257.3       $ 13.1     $8,435.8      87.8%
Florida................        431.5         29.0        3.1          1.9           4.6          1.6        471.7       4.9
Nevada.................        190.7         39.7        3.1          2.2           0.2          0.6        236.5       2.5
Georgia................         73.6          7.9        0.2          1.2            --          0.5         83.4       0.9
Arizona................         25.6         15.1         --          0.5            --          0.2         41.4       0.4
New Jersey.............         36.3           --         --           --            --           --         36.3       0.4
New York...............         34.1          0.1         --           --            --           --         34.2       0.4
Connecticut............         30.2           --         --           --            --           --         30.2       0.3
Texas..................         27.4          1.6         --           --            --           --         29.0       0.3
Washington.............         22.9          4.9         --           --            --           --         27.8       0.3
Massachusetts..........         20.7           --         --           --            --           --         20.7       0.2
Colorado...............         19.3           --         --          1.4            --           --         20.7       0.2
Illinois...............         15.7          1.0         --           --            --           --         16.7       0.2
Michigan...............         14.8           --         --           --            --           --         14.8       0.2
Virginia...............         14.4           --         --           --            --           --         14.4       0.1
Oregon.................          9.7          2.4         --           --            --           --         12.1       0.1
Maryland...............         11.6           --         --           --            --           --         11.6       0.1
Other(2)...............         68.9          0.2         --          1.1            --          0.8         71.0       0.7
                           ---------     --------     ------      -------       -------       ------     --------     -----
          Total........    $ 7,798.2     $1,298.4     $ 78.5      $ 154.3       $ 262.1       $ 16.8     $9,608.3     100.0%
                           =========     ========     ======      =======       =======       ======     ========     =====
% of Total.............         81.2%        13.5%       0.8%         1.6%          2.7%         0.2%       100.0%
                           =========     ========     ======      =======       =======       ======     ========
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- - ---------------

(1) See Exhibit 99.2 for a comprehensive analysis of mortgage and equity loans secured by collateral located in California.

(2) Includes states with totals less than $10 million.

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
(3)  Mortgage and equity loan portfolio......................................................  $9,608.3
     Business banking........................................................................       5.1
     Consumer................................................................................     214.8
                                                                                               --------
     Gross loans receivable..................................................................   9,828.2
     Deferred costs, discounts and other items, net..........................................      13.7
     Allowance for loan losses...............................................................    (172.8)
                                                                                               --------
                                                                                               $9,669.1
                                                                                               ========
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